SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 1, 2011

Date of Report (Date of Earliest Event Reported)
Cronos Global Income Fund XVI, L.P.
(Exact name of registrant as specified in its charter)
California

(State or Other Jurisdiction of Incorporation)

0-27496	94-3230380

(Commission File Number)	(IRS Employer Identification No.)
One Front Street, Suite 925, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)
(415) 677-8990

(Fund’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-2.2

Item 1.01 Entry into a Material Definitive Agreement.
          The Registrant, Cronos Global Income Fund XVI, L.P., a California limited partnership (the ” Fund”), was organized on September 1, 1995 to engage in the business of owning and leasing marine cargo containers to third-party lessees. The Fund is managed by Cronos Capital Corp., a California corporation (“ CCC”), its general partner.
          One of the principal investment objectives of the Fund was to lease its containers for ten to fifteen years, and then to dispose of them and liquidate. In April 2011, the Partnership commenced its sixteenth year of operations. Through occasional sales, retirements and casualty losses, the Fund had sold or disposed of approximately 54% of its container fleet (measured on a TEU-basis) as of June 30, 2011. With the reduction in the size of the Fund’s container fleet, the administrative expenses incurred by the Fund, as a percent of its gross revenues, have increased. For this reason, and consistent with the Fund’s investment objectives, CCC, as the general partner, concluded that it would be in the best interest of the Fund and its limited partners to sell its remaining containers in bulk.
          CCC distributed a request for proposal (“ RFP”) on May 31, 2011 to third parties seeking their interest in purchasing the Fund’s remaining containers. As of March 31, 2011 (the date of the data in the RFP), the Fund owned 1,552 twenty-foot, 720 forty-foot, and 1,312 forty-foot high cube marine dry cargo containers, as well as 13 twenty-foot and 26 forty-foot high cube refrigerated cargo containers and 43 tank containers.
          The RFP included extensive information on the operating performance of the Fund’s containers, information about the leases to which the containers are subject, information on the prior sales of the Fund’s containers, and copies of the Fund’s first quarter 2011 10-Q.
          No conditions were imposed by CCC on prospective bidders with respect to the contents of their bids, with the exception of the following: bids had to be received by CCC by June 17, 2011, and the bidders had to identify the source of capital the bidder would rely upon to fund the purchase, the number of days required for due diligence (not to exceed 15), the number of days following the completion of due diligence (not to exceed 15) that the bidder would consider reasonable for closing, the amount of deposit the bidder would agree to make (not to be less than $10,000), any conditions, other than the completion of due diligence, which applied to the bid, and the identity of bidder’s counsel.
          CCC indicated in the RFP that the target for consummating a sale of the Fund’s remaining containers was August 1, 2011. CCC retained the discretion to vary the bidding procedures and to conduct the process leading to any sale of the Fund’s containers as it determined, in its sole discretion as general partner of the Fund, to be appropriate.
          CCC distributed the RFP to 18 parties, including competitors of CCC in the container leasing business. Five parties submitted proposals to purchase the Fund’s remaining containers. CCC selected the highest bidder, P&R Equipment & Finance Corporation, a company organized and existing under the laws of Switzerland (“P&R”), to conduct final due diligence. During the due diligence process, P&R teamed with one of its strategic business partners, Transportation Capital Partners, LLC (“TCP”) a California limited liability company. After conducting due diligence, P&R finalized its joint bid with TCP for the amount of $6,180,454 (the “P&R and TCP Bid”), subject to further adjustment for containers not readily saleable or disposed of prior to the date of closing. CCC accepted the bid on July 22, 2011. As of June 30, 2011, the book value of the Fund’s remaining containers and direct financing lease receivables was $2,043,868.
          Affiliates of CCC manage containers for P&R on terms CCC deems customary in the containers leasing industry. The fleet of containers that affiliates of CCC manage for P&R represents approximately 7% (measured by TEUs) of the container fleet owned and managed by CCC and its affiliates.
          On August 1, 2011, the Fund completed the sale of 3,499 of its remaining containers and direct financing lease receivables to P&R and TCP. The final cash purchase amount was $6,180,454. All but 19 containers owned by the Fund were sold to P&R and TCP, the retained containers consisting of those subject to a bargain purchase option by the lessee or not readily saleable by reason of the location of the containers, the credit status of the lessee(s) of the containers, and/or the condition of the containers.
          The P&R and TCP Asset Sale Agreements (“Agreements”) are included with this report as Exhibits. The Agreements contain an indemnification covenant (§9). To allow the Fund to liquidate and dissolve, the Fund’s indemnification covenant did not survive the closing of the sale, August 1, 2011. The only recourse for indemnification that P&R and TCP have under the Agreements is against CCC, which covenant will generally expire on December 31, 2011.
          The effective date of the Agreements is July 1, 2011. From and after that date, the buyers, P&R and TCP, are entitled to all net lease revenues and sale proceeds (if any) attributable to the purchased containers.
          P&R and TCP requested that an affiliate of CCC manage the containers purchased by P&R and TCP from the Fund. Upon the closing of the sale of the Fund’s containers to P&R and TCP, CCC’s affiliate entered into separate management agreements with P&R and TCP for the containers bought by P&R and TCP from the Fund. The terms of the management agreements between CCC’s affiliate and both P&R and TCP were negotiated at arm’s length with each party. CCC’s affiliates’s management of the Fund’s containers was not imposed as a condition by CCC to the proposed sale of the Fund’s containers to P&R and TCP (or any other party). CCC believes that the terms of the management agreements between its affiliate and P&R and TCP are customary in the container leasing industry.
          With the completion of this sale of containers, the Fund has now resolved to wind up and dissolve. CCC will proceed with the orderly liquidation of the Fund, the payment of its remaining liabilities, and the distribution of the net proceeds of the Fund’s liquidation to the partners of the Fund. CCC anticipates that the Fund will make one liquidating distribution to the limited partners of the Fund, representing the net proceeds from the sale of its containers and direct financing leases and the Fund’s other remaining assets (after payment or reservation for payment of the Fund’s liabilities), to be paid on or about September 15, 2011 to limited partners of record on August 1, 2011. CCC is not prepared at this time to estimate the amount of the final distribution, pending disposal of the Fund’s remaining containers and completion of an accounting review of the Fund’s remaining liabilities to be discharged prior to the Fund’s termination. CCC anticipates that the Fund will complete its liquidation by September 30, 2011 and de-register the Fund’s outstanding Units under the Securities Exchange Act of 1934, as amended (“ Exchange Act”), thereby terminating the Fund’s obligation to file further periodic reports under the Exchange Act with the Securities and Exchange Commission.

Item 2.01 Completion of Acquisition or Disposition of Assets.
          See the discussion of the sale of the Fund’s remaining containers and direct financing leases under Item 1.01 above.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit 2.1	Asset Sale Agreement, dated as of August 1, 2011, by and among Cronos Capital Corp., Cronos Global Income Fund XVI, L.P., and P&R Equipment & Finance Corporation.

Exhibit 2.2	Asset Sale Agreement, dated as of August 1, 2011, by and among Cronos Capital Corp., Cronos Global Income Fund XVI, L.P., and Transportation Capital Partners, LLC.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GLOBAL INCOME FUND XVI, L.P.,

By	Cronos Capital Corp.,
The General Partner

By	/s/ Frank P. Vaughan
Frank P. Vaughan
Chief Financial Officer
Date: August 5, 2011

EXHIBIT INDEX

Exhibit 2.1	Asset Sale Agreement, dated as of August 1, 2011, by and among Cronos Capital Corp., Cronos Global Income Fund XVI, L.P., and P&R Equipment & Finance Corporation.

Exhibit 2.2	Asset Sale Agreement, dated as of August 1, 2011, by and among Cronos Capital Corp., Cronos Global Income Fund XVI, L.P., and Transportation Capital Partners, LLC.

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